UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2019

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-55264 (Commission File Number)	45-0486747 (I.R.S. Employer Identification Number)
140 Intracoastal Pointe Drive, Suite 400 Jupiter, FL 33477
(Address of principal executive offices and zip code)
(561) 743-8333
(Registrant's telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2019, Dyadic International, Inc. (“Dyadic” or the “Company”) extended its research contract ("Contract") through June 2022 with VTT Technical Research Centre of Finland Ltd. (“VTT”).

Under the terms of this Contract, Dyadic will pay VTT a total of 2.52 million euros over the next three years to continue developing Dyadic’s C1 fungal expression system for therapeutic protein production, including C1 host system improvement, glycoengineering, and management of third parties target proteins projects. VTT is subject to an additional success bonus up to 450,000 euros based on the technical targets stipulated in the Contract. Dyadic and its sublicensees will also have the right to use synthetic promoters developed by VTT with an access fee. Dyadic retains the right to terminate the Contract with 90 days' notice.

The foregoing description of the Contract is qualified in its entirety by reference to the complete terms and conditions of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events

On July 5, 2019, Dyadic issued a press release announcing the extension of its research contract with VTT in Item 1.01 on this Current Report on Form 8-K. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Research Contract with VTT dated June 28, 2019. Specific items in this exhibit have been redacted, as marked by three asterisks [***].
99.1	Press Release issued July 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dyadic International, Inc.

Date: July 5, 2019	By:	/s/ Mark A. Emalfarb
	Name:	Mark A. Emalfarb
	Title:	Chief Executive Officer